Calculation of Filing Fee Tables
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AMC ENTERTAINMENT HOLDINGS, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01	457(a)	50,000,000	$ 4.88	$ 244,000,000.00	0.0001531	$ 37,356.40
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 244,000,000.00		$ 37,356.40
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 37,356.40
Offering Note
[1]	Calculated pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $4.88, which is the average of the high and low prices of the shares of the Class A common stock, par value $0.01, on December 4, 2024, as reported on the New York Stock Exchange.